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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to Rule 14a-12
SIERRA HEALTH SERVICES, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/	No Fee Required.
/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
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	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
/ /	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
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P.O. Box 15645
Las Vegas, Nevada 89114-5645

April 16, 2004

Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of Sierra Health Services, Inc., which will be held on Thursday, May 20, 2004, at 10:00 a.m., local time, in the Chairman's Auditorium at the Sierra Health Services corporate complex, 2716 North Tenaya Way, Las Vegas, Nevada.

        The following Notice of Annual Meeting of Stockholders and Proxy Statement describes the items to be considered by the stockholders and contains certain information about the Company and its officers and Directors.

        Please sign and return the enclosed proxy card as soon as possible in the envelope provided so that your shares can be voted at the meeting in accordance with your instructions. Even if you plan to attend the meeting, we urge you to sign and promptly return the enclosed proxy. You can revoke the proxy at any time prior to voting, or vote your shares personally if you attend the meeting. We look forward to seeing you.

Sincerely,
Anthony M. Marlon, M.D. Chairman of the Board and Chief Executive Officer and President

SIERRA HEALTH SERVICES, INC.
P.O. Box 15645
Las Vegas, Nevada 89114-5645

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD THURSDAY, MAY 20, 2004

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Sierra Health Services, Inc., a Nevada corporation (the "Company"), will be held at 10:00 a.m., local time, Thursday, May 20, 2004, in the Chairman's Auditorium at the Sierra Health Services corporate complex, 2716 North Tenaya Way, Las Vegas, Nevada, for the following purposes:

  1.
  To elect four Directors for two-year terms and until their successors are duly elected and qualified.

  2.
  To amend the Company's Employee Stock Purchase Plan to increase by 900,000 the number of shares of Common Stock reserved for issuance to participants.

  3.
  To ratify the appointment of Deloitte & Touche LLP as the Company's auditors for 2004.

  4.
  To transact such other business as may properly come before the meeting or any adjournments thereof.

        Only holders of record of the Company's Common Stock at the close of business on April 1, 2004 will be entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof. As described in the attached Proxy Statement, the Board of Directors' nominees for election at the Annual Meeting as Directors of the Company are Albert L. Greene, Erin E. MacDonald, William J. Raggio and Charles L. Ruthe.

        You are cordially invited to attend the Annual Meeting. Whether or not you expect to attend the Annual Meeting in person, please fill out, sign, date and return at your earliest convenience, in the envelope provided, the enclosed proxy card which is being solicited on behalf of the Company's Board of Directors. The proxy card shows the form in which your shares of Common Stock are registered. Your signature must be in the same form. The return of the proxy card does not affect your right to vote in person should you decide to attend the Annual Meeting. We look forward to seeing you.

By Order of the Board of Directors,
Frank E. Collins Secretary
Las Vegas, Nevada April 16, 2004

IMPORTANT

        IN ORDER TO ENSURE THAT A QUORUM WILL BE REPRESENTED AT THE ANNUAL MEETING, WE URGE STOCKHOLDERS TO COMPLETE, SIGN, DATE AND RETURN THEIR PROXY CARDS AS SOON AS POSSIBLE. A PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED. THE GIVING OF THIS PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON SHOULD YOU DECIDE TO ATTEND THE ANNUAL MEETING.

SIERRA HEALTH SERVICES, INC.
P.O. Box 15645
Las Vegas, Nevada 89114-5645

PROXY STATEMENT
FOR THE
ANNUAL MEETING OF STOCKHOLDERS

ON THURSDAY, MAY 20, 2004

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Sierra Health Services, Inc., a Nevada corporation, for use at the 2004 Annual Meeting of Stockholders of the Company (the "2004 Annual Meeting") to be held at 10:00 a.m., local time, on Thursday, May 20, 2004, in the Chairman's Auditorium at the Sierra Health Services corporate complex, 2716 North Tenaya Way, Las Vegas, Nevada, and at any adjournments thereof. The approximate date on which this Proxy Statement and the accompanying proxy card are first being sent to the Company's stockholders is April 16, 2004.

VOTING OF PROXY; REVOCATION

        A proxy in the accompanying form that is properly executed, returned, and not subsequently revoked will be voted in accordance with instructions contained thereon. If no instructions are given with respect to the matters to be acted on, proxies will be voted as follows: (i) for the election of the four nominees described herein, (ii) for the amendment to the Company's Employee Stock Purchase Plan as discussed herein, (iii) for the ratification of the appointment of auditors, and (iv) otherwise in accordance with the best judgment of the person or persons voting the proxy on any other matter properly brought before the 2004 Annual Meeting. Any stockholder who signs and returns the proxy may revoke it at any time before it is exercised by (i) delivering written notice to the Secretary of the Company of its revocation, (ii) executing and delivering to the Secretary of the Company a later dated proxy, or (iii) by appearing in person at the 2004 Annual Meeting and expressing a desire to vote his or her shares in person. See "Other Matters."

EXPENSES OF SOLICITATION

        The expenses of the preparation of proxy materials and the solicitation of proxies for the 2004 Annual Meeting will be borne by the Company. In addition to solicitation by mail, proxies may be solicited in person, by telephone, telecopy or other means, or by Directors, officers and regular employees of the Company who will not receive additional compensation for such solicitations. The Altman Group, Inc. has been engaged by the Company to assist in the solicitation of proxies for a fee of $3,500 plus their costs and expenses. Although there is no formal agreement to do so, the Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in forwarding the proxy soliciting materials to the beneficial owners of the Company's Common Stock.

VOTING SECURITIES

        Holders of the Company's Common Stock, par value $.005 per share, as of the close of business on April 1, 2004 will be entitled to notice of, and to vote at, the 2004 Annual Meeting or any adjournments thereof. On that date, there were 26,839,334 shares of Common Stock outstanding, the holders of which are entitled to one vote for each share registered in their names with respect to each matter to be voted on at the 2004 Annual Meeting, except as described below for the election of Directors. The presence in person or by proxy (regardless of whether the proxy has authority to vote on all matters) of the holders of record of shares representing a majority of the total issued and outstanding shares of Common Stock as of April 1, 2004 will constitute a quorum at the 2004 Annual Meeting.

        Stockholders are entitled to vote cumulatively for the election of Directors if any stockholder gives written notice to the President or Secretary of the Company not less than 48 hours before the 2004 Annual Meeting that such stockholder desires the voting for the election of Directors be cumulative. If cumulative voting is so invoked, each stockholder is entitled to the number of votes equal to the number of shares held by such stockholder multiplied by the number of Directors to be elected, and may cast all such votes for one nominee or distribute them among the nominees. Discretionary authority is being sought by the proxy holders to cumulate votes and distribute such votes among some or all of the nominees in the event that cumulative voting is invoked.

        Assuming that a quorum is present at the 2004 Annual Meeting, Directors will be elected by a plurality of the votes cast at the 2004 Annual Meeting by holders of shares of Common Stock present in person or represented by proxy. Approval of other items at the 2004 Annual Meeting requires that the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action. Withholding authority to vote for Directors and broker non-votes will not affect the election of Directors. Abstentions and broker non-votes will not affect the outcome of the vote on other proposals.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the beneficial ownership of the Common Stock of the Company as of April 1, 2004 (except as otherwise noted in the footnotes below) by (1) each of the executives named in the Summary Compensation Table set forth under "Compensation of Executive Officers," (2) each Director and nominee of the Company, (3) all current Directors, nominees and executive officers as a group, and (4) each person known by the Company to be the beneficial owner of more than 5% of the Common Stock. Subject to applicable community property and similar statutes and except as otherwise noted in the footnotes below, each of the following persons has sole voting and dispositive power with respect to the shares that he or she beneficially owns. Except as noted below, the address of all stockholders, Directors, executive officers and nominees identified in the table and accompanying footnotes below is in care of the Company's principal executive offices.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage of Outstanding Common Stock
Anthony M. Marlon, M.D.	2,691,287	(1)	9.99%
Frank E. Collins	208,108	(2)	*
Jonathon W. Bunker	144,980	(3)	*
Paul H. Palmer	87,749	(4)	*
Laurence S. Howard	74,896	(5)	*
Erin E. MacDonald	554,761	(6)	2.1%
Charles L. Ruthe	8,450	(7)	*
William J. Raggio	30,785	(8)	*
Thomas Y. Hartley	5,000	(9)	*

Anthony L. Watson	21,500	(10)	*
Michael E. Luce	6,000	(11)	*
Albert L. Greene	14,000	(12)	*
All Directors and Executive Officers as a Group (15 persons)	4,005,781	(13)	14.5%
Barclays Global Investors, NA	2,511,861	(14)	9.4%
Lord, Abbett & Co.	2,013,533	(15)	7.5%
Franklin Resources, Inc.	1,779,492	(16)	6.6%

*
Indicates beneficial ownership of less than 1%.

(1)
Includes 73,541 shares that can be acquired within 60 days of April 1, 2004, upon the exercise of stock options. Also includes (i) 129,915 shares held indirectly through investment allocation in the Company's 401(k) Plan, (ii) 2,129,003 shares held indirectly through four trusts established by Dr. Marlon and his wife, (iii) 1,500 shares held indirectly through a limited partnership (the "Partnership"), and (iv) 152,648 shares held indirectly by the AMM&RM Family Limited Partnership ("ARFLP"). Dr. Marlon may be deemed to have or share voting power and/or dispositive power over the shares held by the four trusts and, therefore, to have beneficial ownership with respect to such shares. Dr. Marlon, as managing general partner of the Partnership, has sole voting and dispositive power over the shares held by the Partnership. Dr. Marlon, as a general partner of ARFLP, may be deemed to have or share voting and/or dispositive power over the shares held by ARFLP (a limited partnership of which Dr. Marlon, his spouse, and a trust for the benefit of Jeannine A. Zeller, Dr. Marlon's daughter, are general and/or limited partners). Dr. Marlon disclaims beneficial ownership as to the shares held by the four trusts, other than the 935,341 shares held by the Marlon Family Trust (a revocable trust of which he is a trustee), and the shares held by ARFLP. Dr. Marlon's beneficial ownership does not include 363,054 shares held in five trusts for the benefit of family members, the trustee of each of which is Erin E. MacDonald (see Note 6 below). Dr. Marlon's beneficial ownership also does not include 441,231 shares subject to stock options which do not constitute beneficial ownership because they cannot be exercised, currently or within 60 days after April 1, 2004, in a way which increases Dr. Marlon's voting or dispositive power. Of these 441,231 options, 228,731 have become non-forfeitable and could be exercised if there occurs, prior to or simultaneous with the exercise, a sale of shares (which may include the option shares) such that the resulting beneficial ownership would not equal or exceed ten percent of the outstanding class of Common Stock.

(2)
Includes 125,209 shares that can be acquired within 60 days of April 1, 2004, upon the exercise of stock options.

(3)
Includes 113,676 shares that can be acquired within 60 days of April 1, 2004, upon the exercise of stock options.

(4)
Includes 64,959 shares that can be acquired within 60 days of April 1, 2004, upon the exercise of stock options.

(5)
Includes 45,792 shares that can be acquired within 60 days of April 1, 2004, upon the exercise of stock options.

(6)
Includes 149,584 shares that can be acquired within 60 days of April 1, 2004, upon the exercise of stock options, and 363,054 shares held in five trusts for the benefit of Dr. Marlon's family members, of which Ms. MacDonald is the trustee. The share number for Ms. MacDonald does not include 2,129,003 shares held in four trusts established by Dr. Marlon and his wife, as to which Ms. MacDonald serves as a trustee (these 2,129,003 shares are included in Dr. Marlon's beneficial ownership as shown in the Table; see Note 1 above).

(7)
Includes 2,000 shares that can be acquired within 60 days of April 1, 2004, upon the exercise of stock options.

(8)
Includes 2,000 shares that can be acquired within 60 days of April 1, 2004, upon the exercise of stock options.

(9)
Includes 2,000 shares that can be acquired within 60 days of April 1, 2004, upon the exercise of stock options.

(10)
Includes 21,500 shares that can be acquired within 60 days of April 1, 2004, upon the exercise of stock options.

(11)
Includes 3,500 shares that can be acquired within 60 days of April 1, 2004, upon the exercise of stock options.

(12)
Includes 10,000 shares that can be acquired within 60 days of April 1, 2004, upon the exercise of stock options.

(13)
Includes 710,304 shares that can be acquired within 60 days of April 1, 2004, upon the exercise of stock options.

(14)
This information is derived from this stockholder's Schedule 13G filed with the SEC on February 17, 2004. The business address of Barclays Global Investors, NA., ("Barclays") is 45 Fremont Street, San Francisco, CA 94105. Barclays filed the Schedule 13G together with four apparently affiliated companies, indicating that three of the filing entities are banks, one is a registered broker dealer and one is a registered investment advisor, and reporting that Barclays and the affiliated companies together had sole voting power over 2,339,624 shares and sole dispositive power over 2,339,624 shares. The number of shares stated as beneficially owned is as of December 31, 2003.

(15)
This information is derived from this stockholder's Schedule 13G filed with the SEC on February 4, 2004. The business address of this stockholder is 90 Hudson Street, Jersey City, NJ 07302. Lord, Abbett & Co., a registered investment advisor, states that it has sole voting power and sole dispositive power over 2,013,533 shares. The number of shares stated as beneficially owned is as of December 31, 2003.

(16)
This information is derived from this stockholder's Schedule 13G filed with the SEC on February 17, 2004. The business address of this stockholder is One Franklin Parkway, San Mateo, CA 94403-1906. Franklin Resources, Inc., a parent holding company, filed the Schedule 13G together with Charles B. Johnson and Rupert H. Johnson, Jr., both of whom are control persons of Franklin Resources, Inc. Franklin Resources, Inc. together with its affiliates, Franklin Advisors, Inc. and Franklin Private Client Group, Inc., have sole voting power and sole dispositive power over 1,779,492 shares. The number of shares stated as beneficially owned is as of December 31, 2003.

ITEM NO. 1—ELECTION OF DIRECTORS

        The Company's Board of Directors has nominated Albert L. Greene, Erin E. MacDonald, William J. Raggio and Charles L. Ruthe for re-election as members of the Board of Directors, to serve for two-year terms and until their successors are duly elected and qualified. Each of the nominees has consented to being named herein and to serve if elected. The Company does not know of anything that would preclude any nominee from serving if elected. If any nominee becomes unable to stand for election as a Director at the meeting, an event not now anticipated by the Board of Directors, the proxy may be voted for a substitute designated by the Board of Directors. The identity and a brief biography of each nominee for Director and each continuing Director is set forth below. The proxy holders named on the accompanying proxy card intend to vote the shares represented by each proxy authorizing votes for these nominees in favor of the nominees, and if cumulative voting is invoked, to distribute, in such proportion as they see fit, the votes represented by each such share among the nominees. Proxies cannot be voted for a greater number of persons than the number of nominees named.

NOMINEES FOR ELECTION AS DIRECTORS

For Terms Expiring in 2006

        Albert L. Greene, 54, has been a Director of the Company since August 10, 2000. Mr. Greene is currently Chief Executive Officer of Hollywood, Presbyterian Medical Center, formerly known as Queen of Angels-Hollywood, Presbyterian Medical Center, in Los Angeles, California. From 1998 to 2001, he served as Chairman of the Board and Chief Executive Officer of HealthCentral.com, a provider of healthcare e-commerce to consumers through a network of sites on the Internet. He also served as President of HealthCentral.com from July 1998 to November 2000. In October 2001, HealthCentral.com and its wholly-owned subsidiaries filed voluntary petitions for protection under the United States Bankruptcy Code. From May 1990 to February 1998, Mr. Greene served as President of Alta Bates Medical Center, a hospital in Berkeley, California. From January 1996 to July 1998, Mr. Greene simultaneously served as Chief Executive Officer of the East Bay Service Area of Sutter Health, a healthcare provider. Mr. Greene received a B.A. in Psychology from Ithaca College and an M.H.A. in Hospital Administration from the University of Michigan.

        Erin E. MacDonald, 56, was a Director of the Company from 1992 to December 31, 2000 and was re-elected to the Board in May 2001. On February 9, 2001, Ms. MacDonald resigned her position as President and Chief Operating Officer of the Company and took a partial retirement. She remains with the Company on a part-time basis as its Chief of Staff. She was Senior Vice President of Operations of the Company from the end of 1992 until 1994 at which time she assumed the position of President and Chief Operating Officer. Ms. MacDonald has also served the Company in other capacities, including as Vice President of HMO Operations from 1984 to 1990; Vice President of HMO and Insurance Operations from 1990 to 1992; President of one of the Company's HMO subsidiaries, Health Plan of Nevada, Inc. ("HPN") from 1985 to 1992; President of Sierra Health and Life Insurance Company, Inc. ("SHL"), one of the Company's insurance subsidiaries, from 1990 to 1992; and Director of the Company's northern Nevada HMO from 1983 to 1984. From 1980 to 1983, Ms. MacDonald was the Operations Manager of the Company's predecessor physician group. From 1995 to December 2000, Ms. MacDonald was a Director of CII Financial, Inc. ("CII"), a wholly-owned subsidiary of the Company.

        William J. Raggio, 77, has been a Director of the Company since 1984. He has been a State Senator of Nevada since 1972, currently serving as Senate Majority Leader and Chairman of the Senate Finance Committee, and was National Chairman of the American Legislative Exchange Council in 1993. He is currently a Director of Archon Corporation, formerly known as Santa Fe Gaming Corporation, a corporation which operates The Pioneer Hotel and Casino in Laughlin, Nevada. Since

1991, Mr. Raggio has been a stockholder in the law firm of Jones-Vargas (formerly Vargas & Bartlett). He previously served as Washoe County, Nevada District Attorney from 1958 to 1970 and was President of the National District Attorneys Association in 1967-1968. He was a senior partner in the law firm of Raggio, Wooster & Lindell, Ltd. from 1970 to 1991. Mr. Raggio also served as a Director of the Las Vegas Sands, Inc., which operates the Venetian Resort, Hotel & Casino, from November 1997 until March 31, 2000.

        Charles L. Ruthe, 69, has been a Director of the Company and Chairman of the Board of Directors of HPN since 1984. He was also a member of the Board of Directors of one of the Company's predecessors. Mr. Ruthe has been the owner since 1975 of Charles L. Ruthe and Associates, Inc., a real estate brokerage firm in Las Vegas, Nevada, and served as its President until 1988 at which time he assumed the position of Chairman of the Board. Mr. Ruthe held the position of Consultant to Boyd Gaming Corporation, a corporation which operates several Nevada hotel/casinos, from January 1997 to June 1999. From 1988 through 1996, he served as President and a Director of Boyd Gaming Corporation. From 1995 through 1996, he served as President and a Director of Boyd Development Corporation, a subsidiary of Boyd Gaming Corporation. He was a Director of First Interstate Bank of Nevada from 1979 to 1983, Vice Chairman of the Board of Directors of First Western Financial Corporation, the parent company of a savings and loan company, from 1985 to 1991, and was President of the Nevada State Chamber of Commerce in 1977. Mr. Ruthe served on the Board of Directors of Pioneer Citizens Bank of Nevada from January 1998 to November 1999.

        The Board of Directors recommends that the Company's stockholders vote FOR the election of Albert L. Greene, Erin E. MacDonald, William J. Raggio and Charles L. Ruthe as Directors of the Company.

CONTINUING DIRECTORS WHOSE TERMS EXPIRE AT THE 2005 ANNUAL MEETING

        Thomas Y. Hartley, 70, has been a Director of the Company since 1992. Mr. Hartley has been Chairman of the Board of Southwest Gas Corporation since 1997 and has been on its Board since 1991. He served on the Board of Directors of Ameritrade Holdings Corporation from November 1996 to September 2002 and on the Board of Directors of the Rio Suite Hotel & Casino, Inc. from 1990 to 1998. Mr. Hartley was associated with Deloitte Haskins & Sells (now Deloitte & Touche LLP) from 1959 until his retirement in 1988 as area managing partner in charge of Las Vegas, Reno, Phoenix, and Tucson. Mr. Hartley, who obtained his degree in business from Ohio University in 1955, is a certified public accountant. He is active in many Las Vegas civic and charitable organizations.

        Michael E. Luce, 53, has been a Director of the Company since August 10, 2000. Mr. Luce is currently President of the Walters Group, a Las Vegas-based holding company for diversified investments and business ventures in the areas of real estate and recreation. From 1991 to 1997, Mr. Luce was the Director of Finance for Bigelow Companies. Between 1985 and 1991, Mr. Luce was engaged in financial consulting and development in Nevada, Idaho and Hawaii. From 1981 to 1985, he was Vice President of Commercial Lending at Idaho Bank and Trust and from 1972 to 1981 he was a Commercial Loan Officer of First National Bank of Nevada in Reno, Nevada. Mr. Luce received a B.S. in Business Administration from the University of Nevada Reno.

        Anthony M. Marlon, M.D., 61, has been the Chief Executive Officer and a Director of the Company since its inception in 1984. In 2001, in connection with Erin MacDonald relinquishing her post as President and Chief Operating Officer, Dr. Marlon assumed the role of President and a large portion of Ms. MacDonald's responsibilities. Dr. Marlon also served as President until 1994 and held similar executive positions with several of the Company's predecessors dating back to 1972, the year of inception of the Company's predecessor physician group. In those capacities, he organized and managed the Company's predecessor physician group, ambulatory surgical facility, management company and HPN. Dr. Marlon has served on the board of the American Association of Health Plans since 1997. Dr. Marlon has served as Associate Professor of Medicine at the University of Nevada School of Medical Sciences since 1975 and held positions as Chief, Division of Cardiology, and Medical Director, Cardiac Rehabilitation, of University Medical Center of Southern Nevada from 1972 to 1985; Clinical Associate of the Department of Medicine at the University of Arizona from 1973 to 1979 and Clinical Associate Professor, Department of Medicine, Tulane University, New Orleans from 1973 to 1977. Dr. Marlon is a board-certified specialist in internal medicine and cardiovascular diseases. In 1967, Dr. Marlon received his M.D. from State University of New York and completed his internship, residency and cardiology fellowship at Stanford University. In 1986, Dr. Marlon was appointed to the Federal Task Force on Long Term Health Care Policies by Dr. Otis R. Bowen, then Secretary of Health and Human Services. In July 1988, Dr. Marlon was appointed to the Board of Trustees of the Nevada Development Authority, a non-profit organization dedicated to the expansion and diversification of the southern Nevada business community.

        Anthony L. Watson, 63, has been a director of the Company since March 1, 2000. He has been Chairman and Chief Executive Officer of the HIP Health Plan of New York ("HIP") since 1991, and was the Executive Vice President of HIP from 1985 to 1990. In June 2000, Mr. Watson was named Chairman of the American Association of Health Plans and served in this position until January 2002. From 1966 to 1970, he was Supervising Public Health Advisor at the Center for Disease Control of the United States Department of Health, Education and Welfare. From 1970 to 1976, he was Deputy Director of the New York City Comprehensive Health Planning Agency. From 1976 to 1985, he was the executive Director of the Health Systems Agency of New York City. From 1972 to 1974, he also was an instructor in health planning at the Herbert J. Lehman College of the City of New York. Mr. Watson is currently chairman of the HIP Foundation, which provides overall strategic direction for the HIP system. In 1999, Mr. Watson was named by President Clinton to serve as a member of the National Bipartisan Commission on the Future of Medicare. Mr. Watson served as Chairman of the Board of Directors of HIP Health Plan of New Jersey from 1995 to 1999. In September 1998, the New Jersey Department of Banking and Insurance placed the plan under administrative supervision due to its statutory financial condition. The plan voluntarily entered into rehabilitation under the supervision of the State. Ultimately, the State rejected all plans for rehabilitation and decided to liquidate the plan, close its medical centers and have all members choose alternative health care carriers via open enrollment. An order of liquidation was filed on April 9, 1999.

EXECUTIVE OFFICERS OF THE COMPANY

        The executive officers of the Company are appointed annually by the Board of Directors of the Company and serve at the discretion of the Board. The current executive officers of the Company, other than Dr. Marlon (who is described above), their respective ages and positions, and certain other information with respect to each of them, are set forth below:

Name	Age	Position
Jonathon W. Bunker	45	Senior Vice President, Managed Healthcare Division
Frank E. Collins	50	Senior Vice President, Legal and Administration and Secretary
William R. Godfrey	59	Executive Vice President, Administrative Services
Laurence S. Howard	48	Senior Vice President, Program Office
Michael A. Montalvo	59	Vice President, Customer Service
Paul H. Palmer	43	Senior Vice President, Chief Financial Officer and Treasurer
Marie H. Soldo	63	Executive Vice President, Government Affairs and Special Projects

        Jonathon W. Bunker joined the Company in 1996 as Vice President, HMO and Insurance Operations and serves as President of HPN, SHL, and the Company's administrative service subsidiary, Sierra Health-Care Options, Inc. In January 1997, as the result of an acquisition made by the

Company, Mr. Bunker became President of Prime Holdings, Inc., as well as President of its four subsidiaries: Med One Health Plan, COU, Inc., Prime Health, Inc., and Elias F. Ghanem, Ltd. Mr. Bunker served as President of Family Health Care Services, Family Home Hospice, Inc., and Sierra Home Medical Products, Inc. from February 1998 to February 2000. In March 2000, Mr. Bunker was appointed Senior Vice President, Managed Healthcare Division, which encompasses all of Sierra's managed health care and group practice management operations, including responsibility for sales and marketing. Prior to joining the Company, he served as Vice President of John Alden Horizon Health from 1989 to 1996 and Vice President of Prime Health from 1988 to 1989. From 1984 to 1988, Mr. Bunker was Vice President of SHL. From 1982 to 1984, he was a Staff Accountant with Deloitte & Touche LLP (formerly Deloitte Haskins & Sells). Mr. Bunker received his degree in accounting in 1982 from Utah State University.

        Frank E. Collins joined the Company in 1986 as General Counsel and Secretary. In 1997 he was also appointed Executive Vice President. In 2001, in connection with the increased responsibilities he assumed as a result of Ms. MacDonald's partial retirement, he was promoted to the position of Senior Vice President, Legal and Administration and Secretary. From 1981 to 1986, Mr. Collins was employed by Blue Cross and Blue Shield of Kansas City, originally as Staff Legal Counsel and in early 1986 as Associate General Counsel. Mr. Collins also served as counsel for the Missouri Division of Insurance from 1979 to 1981, where he was responsible for providing legal advice on insurance and HMO-related regulatory issues. Mr. Collins received his Juris Doctorate in 1979 from the University of Missouri at Kansas City School of Law and is a member of the Missouri Bar Association.

        William R. Godfrey was with the Company when it began operations in 1984 as Vice President of Health Delivery Finance. He currently serves as Executive Vice President of Administrative Services and is responsible for directing the Company's facilities and print-shop activities. In addition, Mr. Godfrey is responsible for overseeing all property development and construction as well as all commercial leasing for the Company and its subsidiaries. He previously served as the Controller of the Company's predecessor physician group from 1974 to 1984. Mr. Godfrey received a B.S. from the U.S. Air Force Academy and a Masters of Science and Engineering from Arizona State University.

        Laurence S. Howard joined the Company in 1986 as HMO Project Manager. From 1986 to 1987, he also served as Director of Operations for HPN. His other positions with the Company have been as Vice President and Chief Operating Officer of HPN and SHL from 1987 to 1990; Assistant Vice President, HMO and Insurance Operations from 1990 to 1992; President of HPN and SHL from 1992 to 1996 as well as Vice President of HMO and Insurance Operations. From 1996 to February 2000, Mr. Howard served as Senior Vice President of HMO and Insurance Operations. In March 2000, Mr. Howard was appointed Senior Vice President, Program Office and Information Technology.

        Michael A. Montalvo joined the Company as Vice President of Marketing and Sales in 1993. In March 2000, Mr. Montalvo was appointed Vice President of Customer Service, which includes the day-to-day management of claims, member and group services and customer complaint resolutions. Prior to joining the Company, he held several positions, including Sales Director for The Travelers, an insurance company in southern California, from 1991 to 1993, and Senior Vice President for Managed Health Network, an employee assistance program and managed care mental health company, from 1990 to 1991. From 1986 to 1990, he was employed by Equicor, Inc., an employee benefits company, where he was in charge of the California sales and marketing efforts with respect to managed care indemnity, preferred provider organization and HMO products. From 1963 to 1986, Mr. Montalvo also held various positions with The Equitable Life Insurance Company, ultimately becoming the financial officer responsible for underwriting, contracts, proposals and management information systems for the western and west-central regions.

        Paul H. Palmer joined the Company in 1993 as the Finance Director for one of the Company's subsidiaries, Southwest Medical Associates, Inc. In 1994, he became the Assistant Vice President and

Corporate Controller of the Company. In April 1998, Mr. Palmer was appointed Vice President, Finance, Acting Chief Financial Officer and Treasurer of the Company. In November 1998, he became the Chief Financial Officer and in May 2002, he was appointed Senior Vice President, Chief Financial Officer and Treasurer. Prior to joining the Company, Mr. Palmer was a Manager at Deloitte & Touche where he worked from 1988 to 1993. Mr. Palmer received a Masters Degree in Business Administration and a Masters of Accountancy from Brigham Young University and is a certified public accountant.

        Marie H. Soldo joined the Company in 1984 as Vice President of Planning and Development. In 1988, she was appointed Vice President of Government Affairs and Special Projects and in 1997, she was appointed Executive Vice President of Government Affairs and Special Projects. From 1981 to 1984, Ms. Soldo was a Branch Chief in the Division of Qualification, Office of Health Maintenance Organizations, United States Department of Health and Human Services in Rockville, Maryland. Her responsibilities included evaluating applications for HMO qualification and directing the development of qualification standards for HMO and other health plans seeking contracts with the Centers for Medicaid and Medicare Services (formerly known as the Health Care Financing Administration). From 1978 to 1981, Ms. Soldo was a Regional HMO Program Consultant for the U.S. Department of Health and Human Services in San Francisco, California where she was responsible for promoting HMO development, monitoring operations and funding developing HMOs in the region.

CORPORATE GOVERNANCE

        The Company's business is managed under the direction of the Board of Directors, in accordance with the corporation law of the State of Nevada and the Company's Articles of Incorporation and Bylaws. Members of the Board are kept informed of the Company's business through discussions with the Chairman, President and Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees.

Documents Establishing Our Corporate Governance

        In November 2003, the New York Stock Exchange adopted significant new corporate governance rules for listed companies. The Securities and Exchange Commission, implementing the Sarbanes-Oxley Act of 2002, adopted a number of new rules affecting corporate governance and disclosure in 2002 and 2003. The Board of Directors and management have engaged in an ongoing review of our corporate governance, with a goal of substantial compliance with the new rules as early as possible and full compliance when the new rules become effective for the Company.

The Company has adopted a number of key documents that are the foundation of its corporate governance:

  •
  Corporate Governance Guidelines

  •
  Code of Ethics

  •
  Code of Ethics for Directors

  •
  Code of Conduct for CEO

  •
  Audit Committee Charter (a copy of the Charter is also attached to this Proxy Statement)

  •
  Nominating and Governance Committee Charter

  •
  Compensation Committee Charter

        These documents and other important information on our governance are posted in the "Investors" section of the Sierra Health Services, Inc. website, and may be viewed at http://www.sierrahealth.com. We will also provide any of these documents in print to a stockholder who requests it. You may direct your request to the Senior Vice President, Legal and Administration, Sierra Health Services, Inc., 2724 North Tenaya Way, Las Vegas, Nevada 89128.

        The Board of Directors has a long-standing commitment to sound and effective corporate governance practices. The Board's Corporate Governance Guidelines address a number of important governance issues such as:

  •
  Selection and monitoring of the performance of senior management;

  •
  Succession planning for senior management;

  •
  Qualifications for Board membership, including mandatory retirement for Board members at age 78;

  •
  Functioning of the Board, including the requirement for meetings of the independent Directors; and

  •
  Standards and procedures for determining independence of directors.

The Board believes that the Corporate Governance Guidelines and other governance documents meet current requirements and reflect a very high standard of corporate governance.

Independence of Directors

        The foundation for the Company's corporate governance is the Board's policy that a substantial majority of the members of the Board should be independent. The Board of Directors has adopted the following statement, as of March 16, 2004:

  "We have determined that the following Sierra Health Services, Inc. Directors are currently independent: Messrs. Greene, Hartley, Luce, Raggio, Ruthe and Watson. Our determination of "independence" means that we find that each of those Directors has no material relationship with Sierra, directly or indirectly, and no relationship that would interfere with his exercise of independent judgment as a Director of the Company. Those Directors meet the objective standards of independence set forth in our Corporate Governance Guidelines, except, in the case of Mr. Raggio, we have considered his financial and business relationship to his law firm, and its very limited engagement by the Company, and concluded that those circumstances would not impair him in the exercise of his fiduciary duty of loyalty. Regarding Directors who will continue to serve as members of the Audit Committee after the 2004 Annual Meeting, we find that each Director meets an even higher standard, in that each of them has not, other than in his or her capacity as a member of the Board or Board committee, accepted directly or indirectly any consulting, advisory or compensatory fee from, or been an affiliated person of, Sierra Health Services or any subsidiary."

        The Board made its determination of independence in accordance with its Corporate Governance Guidelines, which specifies standards and a process for evaluating director independence. The Guidelines provide:

  •
  A Director cannot be independent if he or she fails to meet the objective requirements as to "independence" under the new NYSE listing standards.

  •
  If a Director meets the objective NYSE standards, he or she will be deemed independent, absent unusual circumstances, if in the current year and the past three years the Director has had no related-party transaction or relationship with the Company or an "interlocking" relationship with another entity triggering disclosure under the SEC disclosure rules (such disclosure is required in the Company's proxy statements).

  •
  If a Director who meets the objective NYSE independence requirements either has had a disclosable transaction or relationship or the Nominating and Governance Committee or the Senior Vice President, Legal and Administration request that the Board consider any other circumstances in determining the Director's independence, the Board will make a subjective determination of independence.

The independence of Audit Committee members is determined in accordance with the higher applicable standards, referred to by the Board in its statement above.

        To promote open discussion among the independent Directors, those Directors have met and will meet in 2004 in regularly scheduled executive sessions without management participation. Mr. Hartley serves as the Presiding Director for purposes of these meetings.

Board of Directors

        In accordance with the Bylaws, the Board of Directors has specified that the number of Directors will be set at eight. The Bylaws of the Company provide for two classes of Directors, as nearly equal in number as possible, with each class serving for a term of two years. At the 2004 Annual Meeting, the terms of Albert L. Greene, Erin E. MacDonald, William J. Raggio and Charles L. Ruthe will expire.

        During the fiscal year ended December 31, 2003, the full Board of Directors held nine meetings and the Independent Directors held two meetings. Each Director attended at least 75% of the aggregate of all meetings of the Board of Directors and meetings of committees of which the Director was a member.

Committees of the Board of Directors

        The Board of Directors has an Audit Committee, which held seven meetings during the fiscal year ended December 31, 2003. The current members of the Audit Committee are Messrs. Greene, Hartley, Luce, Raggio, Ruthe and Watson. Mr. Raggio will step down from the Audit Committee at the time of the 2004 Annual Meeting. The Audit Committee is governed by a written charter, which is approved and annually adopted by the Board of Directors. A copy of the Audit Committee Charter, as amended October 21, 2003, is attached to this Proxy Statement. As stated above, the Board of Directors has determined that, after the New York Stock Exchange independence requirements become effective at the time of the Company's 2004 Annual Meeting of Stockholders, the continuing members of the Audit Committee will meet the applicable independence requirements, and that Mr. Hartley fulfills the requirements for being the Audit Committee financial expert. The principal functions of the Audit Committee currently are to 1) monitor the integrity of the Company's financial reporting process; 2) review with management and the Company's independent certified public accountants the scope, procedures and results of the various audits conducted during the year and related management policies; 3) discuss with management and the Company's independent certified public accountants the Company's annual financial statements; 4) approve fees paid to and the scope of services provided by the Company's independent certified public accountants; and 5) monitor the independence and performance of the Company's independent auditors and internal audit department. In addition, the Audit Committee reviews the scope of work and findings of the Company's internal audit department. The Audit Committee is the principal liaison between the Board of Directors and the Company's independent certified public accountants.

        The Board has a Compensation Committee, which held three meetings during the fiscal year ended December 31, 2003. For 2003, the members of the Company's Compensation Committee were Messrs. Greene, Hartley, Luce, Raggio, Ruthe and Watson, each of whom is an independent Director. The members of the subcommittee of the Compensation Committee, which made determinations regarding compensation intended to qualify as "performance-based" under Section 162(m) of the Internal Revenue Code, were Messrs. Greene, Hartley, Luce, Ruthe and Watson. The principal function of the Compensation Committee is to make recommendations concerning the Company's compensation programs, including the Company's 1995 Long-Term Incentive Plan and other bonus, benefit, and incentive plans. During 2003, the Board also had a Stock Plan Committee, which held one meeting during the fiscal year ended December 31, 2003. The same Directors serving on the Compensation Committee, including the subcommittee, also served on the Stock Plan Committee at the time of its meeting. The function of the Stock Plan Committee was to administer the Company's stock-based incentive programs, including the 1985 Employee Stock Purchase Plan and the 1995 Long-Term Incentive Plan. In December 2003, the Stock Plan Committee merged into the Compensation Committee.

        The Board has a Nominating and Governance Committee, which held one meeting during 2003. For 2003, the members of the Company's Nominating and Governance Committee were Messrs. Greene, Hartley, Luce, Raggio, Ruthe and Watson, each of whom is an independent Director. The function of the Nominating and Governance Committee is to identify individuals who are qualified to become Board members, and recommend their nomination to the Board of Directors and to develop and recommend to the Board corporate governance guidelines, standards of conduct, and related policies, and monitor compliance with corporate governance requirements applicable to the Company. The Charter of the Nominating and Governance Committee sets out criteria for the Committee to consider in evaluating candidates for election as directors, which may be summarized as follows:

  •
  The candidate's experience, education, expertise and skill, including in the areas of healthcare, finance and accounting, how those could help the Board perform its function, and how those add to the diversity of viewpoints and wealth of knowledge of the Board

  •
  The candidate's independence, in the case of a non-employee director Board seat

  •
  The candidate's commitment and ability to devote the time and effort necessary to serve

  •
  The candidate's character, judgment and reputation, and current and past affiliations, befitting a director of a publicly held company

  •
  In the case of an incumbent Director, his or her effectiveness in serving on the Board

The Committee makes recommendations to the Board regarding the election or reelection of directors in advance of each annual meeting, and at other times as vacancies may arise. The Committee considers candidates for Board membership suggested by its members, other Board members, management and stockholders. The Committee may also retain a recruitment firm to assist in the identification and evaluation of potential nominees. Currently, as provided in the Corporate Governance Guidelines, a stockholder may propose a nominee for consideration by the Committee by submitting the name and supporting information to: Secretary, Sierra Health Services, Inc., 2724 North Tenaya Way, Las Vegas, Nevada 89128. Supporting information should include information showing the proposed nominee's qualifications, in light of those set out in the Nominating and Governance Committee Charter, and the proposed nominee's agreement to serve as a director if nominated and elected. It is recommended that any such submission be made by December 1 in order to be considered before the next following annual meeting of stockholders. There is no difference in the manner in which a potential nominee put forward by a stockholder is evaluated as compared to other nominees.

How to Contact the Board and its Committees

        We have established a process by which stockholders can contact our Board of Directors, including a committee of the Board of Directors.

        To contact the Board or a Board committee, you can send an email to communications@sierrahealth.com, or write to the following address:

Board of Directors
c/o Audit Committee
2724 North Tenaya Way
Las Vegas, NV 89128

or

P. O. Box 15645
Las Vegas, NV 89114-5645

  •
  All concerns and complaints will be received and processed by the Sierra Health Services Corporate Compliance Officer and/or the Company's Assistant Vice President of Internal Audit.

  •
  Any communications that such officers deemed to be credible and to contain substantive allegations will be reported to the Presiding Director and to the Chair of the Audit Committee.

  •
  Priority will be assigned to communications involving an allegation of a threat to a person, property or the environment, and to on-going or time-sensitive issues.

  •
  If you have provided your name, or have received a control number to permit anonymous or confidential treatment, you will receive a response to your communication, by telephone or in writing.

  •
  The Presiding Director or Chair of the Audit Committee will decide whether to forward your communication to other Directors, including the non-management Directors, taking into account the substance of your communication and any request you may have made regarding such dissemination.

To enable Directors to attend the Annual Meeting of Stockholders, the Board has established a practice of scheduling a regular Board meeting to coincide with the Annual Meeting. In 2003, all Directors attended the Annual Meeting of Stockholders, except one who serves as the chief executive officer of another company which had scheduled its annual meeting on the same day.

        The following Compensation Committee Report on Executive Compensation, Audit Committee Report and Comparative Stock Performance Graph shall not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference into such filing.

Compensation Committee Report on Executive Compensation

        The Compensation Committee of the Board of Directors (the "Committee"), which is composed entirely of non-employee Directors who the Board has determined to be independent, operates under a Charter adopted by the Board of Directors. The Charter assigns responsibility to the Committee to develop and make recommendations to the Board with respect to the Company's compensation policies. In addition, the Committee has the authority to determine the compensation to be paid to the Chief Executive Officer and the Company's other executive officers. During 2003, the Company's Stock Plan Committee administered the Company's stock-based incentive compensation plans. All Directors who were members of the Stock Plan Committee during the year also were members of the Compensation Committee. In December 2003, the Board transferred the duties of the Stock Plan Committee to the Compensation Committee. In some cases, compensation decisions with respect to the Chief Executive Officer and certain other executive officers were subject to the approval of a subcommittee of the Compensation Committee and the Stock Plan Committee, the five members of which all qualify as "outside directors" for purposes of Section 162(m) of the Internal Revenue Code (discussed below). References to the Committee in this Report include actions relating to 2003 compensation that were authorized by the Stock Plan Committee or the subcommittee.

        The fundamental objectives of the Company's executive compensation programs are: 1) to attract and retain superior individuals critical to the long-term success of the Company; 2) to promote the achievement of the Company's annual and long-term strategic goals; 3) to reward performance; and 4) to tie executives' interests to the success of the Company to further encourage their efforts to increase value to stockholders.

        To meet these objectives, the Company's executive compensation program currently is structured to include base salary, annual bonus, long-term incentive compensation in the form of stock options and/or restricted stock units, and certain retirement, severance and insurance benefits, as well as various other benefits that are generally available to all employees of the Company, including medical, retirement and employee stock purchase plans. In addition, the Committee may make discretionary bonus awards from time to time in recognition of specific accomplishments.

        In implementing the Company's compensation programs, the Committee's general policy is to consider any significant effects of Section 162(m) of the Internal Revenue Code. Section 162(m), under certain circumstances, disallows a public company's tax deduction for certain compensation paid to the chief executive officer and the four other most highly compensated executive officers serving at year-end to the extent that compensation exceeds $1 million in any tax year. Compensation that qualifies as "performance-based" compensation is excluded from the $1 million deductibility cap, and therefore remains fully deductible. The Committee has taken steps so that annual incentive compensation payable to the Chief Executive Officer, as well as compensation resulting from stock options granted to all executive officers, can qualify as "performance-based" compensation and, therefore, be fully deductible by the Company. The regulations under Section 162(m) impose a number of technical requirements in order for such compensation to qualify as "performance-based." In addition, restricted stock unit grants with service-based vesting do not currently qualify as "performance-based" compensation, although any limit on deductibility for these awards will only arise in the year in which they are settled. There can be no assurance that compensation in excess of $1 million paid to any executive officer will be fully deductible under Section 162(m). In addition, preserving deductibility under Section 162(m) is only one of the Committee's considerations in implementing the Company's executive compensation program, and generally is not the most important consideration. The Committee (or the Board of Directors) may conclude that compliance with Section 162(m) in connection with any component of compensation interferes with more important objectives of the Company or imposes burdens or costs that outweigh the benefit of preserving full tax deductibility under Section 162(m).

Total Compensation Levels

        The Committee intends that an executive officer's targeted compensation will represent competitive compensation as compared to organizations that compete with the Company for executive talent. In this way, the Company's executive compensation program can promote long-term service by executives, reduce the risk that talented and experienced executives will be recruited away from the Company, and reward outstanding performance. To accomplish this, the Committee intends that total targeted direct compensation will be competitive with average compensation payable by comparable companies, with the understanding that performance-based incentive compensation, particularly long-term incentive compensation tied to the value of Common Stock, will have the potential to provide above-average compensation when performance exceeds competitive levels. However, with respect to the Chairman of the Board and Chief Executive Officer and President, whose role and performance is critical to the Company, the Committee has set targeted total direct compensation at above-average levels. Companies used for comparison purposes in setting compensation are not necessarily the same companies used in the performance graph appearing below in this Proxy Statement. The Company from time to time engages the services of a nationally recognized compensation consulting firm to review its executive compensation program and to survey comparable healthcare companies and published industry averages to help the Committee assess the implementation of its policies.

Cash Compensation

        Each year, the Committee reviews the Chief Executive Officer's base salary and sets the amount. From time to time but not necessarily every year, the Committee asks a compensation consultant to perform an in-depth study and market analysis of the Chief Executive Officer's total compensation and elements thereof. For other executive officers, the Committee may have a consultant prepare a study and market analysis, or review market information developed from other sources relating to specific executive positions. For executive officers other than the Chief Executive Officer, the Committee reviews such data and considers the recommendation of the Chief Executive Officer in setting the salaries. This determination is a subjective one, giving weight to the on-going performance of the Company and appropriateness of increases to the salaries of the Company's leaders. In some cases, the Committee may make a subjective assessment as to a permissible range of salary increases and allow the Chief Executive Officer to set actual salaries within those parameters based on each officer's individual performance and achievement of both Company and individual goals. For all executives, the Committee also considers the Company's policy governing annual "merit" salary increases for employees generally.

        For 2003, the Committee determined to increase the Chief Executive Officer's base salary to $1 million per year. The Committee had last increased this salary in May 2001. The Committee authorized the 14% salary increase in view of the Company's significant turnaround in 2001 and 2002, particularly the dramatic increase in earnings. Apportioned over the two years, this represents a salary increase of approximately 7% per year. The Committee authorized an increase in another officer's salary in light of the competitive external market, and otherwise authorized merit increases of salaries for other executive officers of 2.75%, taking into consideration information showing a higher average rate of increase for the industry.

        The annual incentive bonus payment for the Chief Executive Officer and the other executive officers under the Company's Management Incentive Compensation Plan is intended to reward key employee performance for assisting the Company in achieving financial success and maximizing stockholder value. For 2003, the Committee determined that annual incentive bonuses would be payable based on achievement of a targeted level of earnings per share, with additional and varying performance measures specified for each executive officer. These performance measures for executive officers responsible for particular business units are closely tied to the results of those business units. For this purpose, earnings per share was to be measured excluding acquisition-related charges and certain other charges, including non-operating and unusual charges, and positive and negative effects of acquisitions completed in 2003. Achievement of the targeted earnings level was necessary in order to fund the bonus pool, from which annual incentive bonuses would be paid out. Based on job position, eligible employees are placed into specific categories, each of which is entitled to a payout from the bonus pool up to a maximum amount, expressed as a percentage of base salary. The target annual incentive for the Chief Executive Officer represents a higher percentage of base salary than that for other executive officers, consistent with the Committee's view that Company performance more closely reflects the Chief Executive Officer's individual performance. The Committee authorized a potential target bonus of 100% of base salary for the Chief Executive Officer and amounts ranging from 50% to 75% of base salary for other eligible executive officers, with higher levels of payout authorized for above-target performance. In 2003, the Company's earnings per share, as adjusted, substantially exceeded the target level, so that the annual incentive pool became funded. In addition, other performance measures were met at high levels as well, particularly relating to increasing cashflows and earnings, and increases in stockholder value and customer satisfaction. Accordingly, the annual incentive bonuses paid to named executive officers and other eligible employees under the bonus program generally exceeded the respective ranges because of above-target performance, subject to variation based on the performance of the business unit for which an executive had responsibility.

        The Committee has retained authority to grant bonuses apart from the Management Incentive Compensation Plan described above. With respect to executives other than the Chief Executive Officer, the Committee has authorized the Chief Executive Officer to make recommendations regarding such bonuses. In years in which there remains unallocated amounts in the bonus pool resulting from performance in excess of targeted levels, or accruals for special projects, such bonuses may be paid to those employees who have demonstrated a high level of service, particularly in projects requiring extraordinary efforts of management or projects which result in non-budgeted profitable top-line growth. In 2003, project pay bonuses were awarded to executive officers and other employees for successful completion of the Company's offering of debentures and entry into a new credit agreement and the sale of the Company's workers' compensation operations. The amounts paid to named executive officers ranged up to $135,000.

Stock-Based Compensation

        The long-term stock-based incentive plans offered by the Company are designed to tie the officers' interests directly to those of the stockholders. As stated above, the Committee intends that such plans will provide compensation opportunities, resulting from growth in share value, that are potentially above industry averages. For 2003, such long-term incentives were provided under the 1995 Long-Term Incentive Plan (the "1995 Plan"), approved by stockholders in 1995 and again upon its amendment in 1998. The 1995 Plan authorizes the Stock Plan Committee to use a range of long-term incentive devices to motivate, attract, and retain high quality executive talent. For 2003, the Stock Plan Committee granted stock options to executives, based on its conclusion that options directly link compensation to appreciation in share value from the date of grant onward, and do so at lower cost than other types of awards.

        The Committee generally seeks to grant options to executive officers based on its assessment of the appropriate target level of total direct compensation for the executive and the corresponding value of the long-term compensation component, bearing in mind the objective to weight long-term compensation more heavily and provide an opportunity for above-average compensation to flow from above-average Company performance. The Committee relies in part on accepted option valuation methodologies in assessing the value of options as a component of total direct compensation. The Stock Plan Committee considers other factors as well in making grants, including the individual's past and current performance, compliance with stock ownership requirements under the Executive Stock Ownership Program, and other subjective factors. The Stock Plan Committee generally does not assign any particular weighting to these considerations. The number of shares subject to option grants to executive officers in 2003 authorized by the Stock Plan Committee generally represented an increase from the levels of the previous year, but remain substantially below the levels of earlier years.

        The Executive Stock Ownership Program, which began in 1995, requires that certain stock ownership levels be reached and maintained by executive officers of the Company. Ownership requirements are determined by the executive's base salary at date of hire or promotion date. Once the initial goal is met after three years, the executive's ownership requirement is modified annually to tie it to his/her next year's salary and then-current market prices of Company stock. Longer time periods are allowed for executives to reach required ownership levels if the levels rise due to large stock price movements. Executives other than the Chief Executive Officer are required to acquire stock or hold vested stock options equal in value to the executive's targeted salary. The Chief Executive Officer is required to maintain stock ownership (determined on the same basis) equal in value to four times his target salary.

Other Benefits

        As discussed above, the Committee intends that the level of Company benefits be in line with those of comparable publicly traded companies. The scope of these benefit programs for executives in 2003 was not materially changed from the prior year.

Chief Executive Officer Compensation

        In 2003, the Committee determined to increase the Chief Executive Officer's base salary to $1 million, for reasons discussed above. The Committee authorized a target annual bonus of up to 100% of the CEO's salary based on operating income, subject to meeting a specified earnings per share target and upward adjustment if such targets were exceeded. Because the Company's earnings per share goals were exceeded by over 60%, and in view of other financial performance achieved by the Company, the Committee recommended that an annual bonus award be made to the CEO for the year 2003 in the amount of $2,000,000, which was 200% of his authorized target bonus. The other financial performance measures considered by the Committee were as follows:

  •
  Net income exceeded plan target levels by approximately 50%, or $27 million

  •
  Cash flows exceeded 2003 target levels

  •
  Goals for general and administrative expense were substantially exceeded

  •
  Goals for medical care ratio were exceeded

  •
  Other financial measures were very positive, including stock price and fully diluted earnings per share

        In 2003, the Committee separately authorized a project pay bonus of $35,000 to the Chief Executive Officer for successful completion of the Company's offering of debentures and entry into a new credit agreement.

        In keeping with the Committee's view that a significant portion of the Chief Executive Officer's compensation should be tied to the Company's future performance, stock options provide a component of compensation which offers above-average compensation opportunities tied to growth in share value. The Chief Executive Officer was granted options to purchase 82,500 shares in 2003. Such options have stated terms of ten years, and an exercise price per share equal to 100% of the fair market value per share on the date of grant. The Stock Plan Committee's considerations in making this grant are discussed above.

        The tables which follow, and the accompanying narrative and footnotes, reflect the decisions covered by the above discussion.

CHARLES L. RUTHE, CHAIRMAN, COMPENSATION COMMITTEE
ALBERT L. GREENE
THOMAS Y. HARTLEY
MICHAEL E. LUCE
WILLIAM J. RAGGIO
ANTHONY L. WATSON

Audit Committee Report

        The Audit Committee of the Board of Directors (the "Audit Committee") reviews the Company's financial reporting process on behalf of the Board of Directors. The Audit Committee has the sole authority to retain, and set compensation and retention terms for, terminate, oversee, and evaluate the work of the Company's independent auditors. The independent auditors report directly to the Audit Committee. The Audit Committee operates under a written charter which was amended and adopted by the Board of Directors on March 16, 2004, a copy of which is attached to this Proxy Statement as Exhibit A. The Company's Board of Directors has determined that each member of the Audit Committee is independent within the meaning of the New York Stock Exchange's current listing standards.

        Management is responsible for the Company's financial reporting process including its system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. Deloitte & Touche LLP is responsible for auditing those financial statements. The responsibility of the Audit Committee is to oversee these processes. It is not the duty or the responsibility of the Audit Committee to conduct auditing and accounting reviews or procedures.

        The Audit Committee has adopted policies and procedures for pre-approval of all audit and permissible non-audit engagements of the independent auditors and the related fees. Under the policy, prior to the engagement of the independent auditors for the next year's audit, management submits an aggregate of services expected to be rendered during that year for each audit and permissible non-audit engagements to the Audit Committee for approval. The fees are budgeted and the Audit Committee receives periodic reports from management and the independent auditors on actual fees versus the budget by type of service. During the year, circumstances may arise when it may become necessary to engage the independent auditors for additional services not contemplated in the pre-approved budget. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditor.

        The Audit Committee has met and held discussions with management and Deloitte & Touche LLP. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and Deloitte & Touche LLP. Therefore, the Audit Committee relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of Deloitte & Touch LLP included in their report on the Company's financial statements. Furthermore, the Audit Committee's considerations and discussions with management and Deloitte & Touche LLP do not assure that the Company's financial statements are presented in accordance with accounting principles generally accepted in the United States, that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards or that Deloitte & Touche LLP, as represented to the Audit Committee, is in fact "independent."

        The Audit Committee discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees."

        Deloitte & Touche LLP also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and the Audit Committee discussed with Deloitte & Touche LLP the firm's independence. The Audit Committee reviewed the audit and non-audit fees paid to Deloitte & Touche LLP and also considered whether non-audit services performed by Deloitte & Touche LLP were compatible in maintaining the auditor's independence.

        Based upon the Audit Committee's discussions with management and Deloitte & Touche LLP and the Audit Committee's review of the representations of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission. The Audit Committee also recommended to the Board of Directors, subject to stockholder ratification, the selection of Deloitte & Touche LLP as the Company's independent auditors.

CHARLES L. RUTHE, CHAIRMAN, AUDIT COMMITTEE
ALBERT L. GREENE
THOMAS Y. HARTLEY
MICHAEL E. LUCE
WILLIAM J. RAGGIO
ANTHONY L. WATSON

Independent Public Accountants

        The accounting firm of Deloitte & Touche LLP served as the Company's independent public accountants for the years ended December 31, 2003 and December 31, 2002.

Principal Accounting Fees and Services

        The following table sets forth the aggregate fees billed to the Company for services rendered by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively "Deloitte") which includes Deloitte Consulting, for the 2003 and 2002 fiscal years. Certain amounts for 2002 have been reclassified to conform to the 2003 presentation:

	2003	2002
Audit fees(1)	$948,000	$616,000
Audit-related fees(2)	55,000	261,000
Tax fees(3)	60,000	85,000
All other fees(4)	6,000	—

Total	$1,069,000	$962,000

(1)
Audit fees consist of the audit of our annual financial statements, the review of quarterly financial statements, services rendered in connection with registration of securities and related comfort letters, consents related to SEC registration statements, as well as work generally only the independent auditor can reasonably be expected to provide, such as statutory audits and financial audits of subsidiaries.

(2)
Audit-related fees consist principally of audits of employee benefit plans and consultations on accounting standards and transactions.

(3)
Tax fees consist principally of assistance with tax compliance, tax advice and tax planning. Tax compliance and tax preparation, which includes preparation of original and amended tax returns for the Company and its consolidated subsidiaries, claims for refunds and tax payment-planning services, represented 53% of the total 2003 tax fees.

(4)
All other fees consisted principally of fees for training. There were no fees paid to Deloitte Consulting during the years ended December 31, 2003 and 2002.

        The Audit Committee Charter sets forth the Company's policy regarding retention of the independent auditors, requiring the Audit Committee to review and approve in advance the retention of the independent auditors for the performance of all audit and lawfully permitted non-audit services. The Chair of the Committee, or in the absence of the Chair, any member of the Committee designated by the Chair, has authority to approve in advance any lawfully permitted non-audit services. The Committee is authorized to establish other policies and procedures for the pre-approval of such services. Where non-audit services are approved under delegated authority, the action must be reported to the full Committee at its next regularly scheduled meeting. All of the audit-related fees, tax fees or other fees shown in the table above were approved pursuant to the Committee's preapproval process, as such process was in effect at the time of the approval of the particular fee.

        The Audit Committee has considered the compatibility of non-audit services performed by Deloitte with the auditors' independence. The Committee has concluded that the provision of non-audit services by Deloitte is compatible with that firm maintaining its independence from the Company and its management.

COMPARATIVE STOCK PRICE PERFORMANCE

        The graph below compares the cumulative total stockholder return on the Common Stock of the Company for the last five fiscal years with the cumulative total return on the S&P 500 Index and a group of peer companies over the same period (the "2003 Peer Group") (assuming the investment of $100 in the Company's Common Stock, the S&P 500 Index, and the 2003 Peer Group on December 31, 1998, and reinvestment of all dividends).

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG SIERRA HEALTH SERVICES, INC., THE S&P 500 INDEX
AND A PEER GROUP

*$100 INVESTED ON 12/31/98 IN STOCK OR INDEX—
INCLUDING REINVESTMENTS OF DIVIDENDS.
FISCAL YEAR ENDING DECEMBER 31.

The 2003 Peer Group consists of: Coventry Health Care, Inc., Health Net, Inc., Humana Inc., Mid Atlantic Medical Services, Inc., Oxford Health Plans, Inc., and Pacificare Health Systems, Inc., and is the same as the 2002 and 2001 Peer Groups. In January 2004, Mid Atlantic Medical Services, Inc. was acquired by UnitedHealth Group Inc.

Compensation of Executive Officers

        The following table sets forth information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended December 31, 2003, 2002 and 2001, of (a) the Chief Executive Officer and (b) each of the four most highly compensated executive officers, other than the Chief Executive Officer (hereinafter collectively referred to as the "named executives"):

SUMMARY COMPENSATION TABLE

		Annual Compensation(1)		Long Term Compensation Awards
Name and Principal Position	Year	Salary($)	Bonus($)	Restricted Stock award(s) ($)(2)	Securities Underlying Options/SARs (#)(3)	All Other Compensation ($)(4)
Anthony M. Marlon, M.D. Chairman, Chief Executive Officer & President	2003 2002 2001	995,246 876,364 792,993	2,035,000 1,663,650 1,291,300	1,172,816	82,500 75,000 486,272	8,948 92,883 69,595
Frank E. Collins Sr. Vice President, Legal & Admin & Secretary	2003 2002 2001	298,602 290,922 271,186	565,000 275,250 249,700	227,527	47,500 40,000 128,120	10,337 31,087 23,649
Jonathon W. Bunker Senior Vice President, Managed Healthcare Div.	2003 2002 2001	317,172 309,002 308,671	590,100 338,700 150,000		47,500 40,000 115,000	11,951 25,675 19,812
Paul H. Palmer Senior Vice President, CFO & Treasurer	2003 2002 2001	272,002 251,693 248,471	525,800 254,200 181,000		47,500 40,000 130,000	10,746 36,178 27,832
Laurence S. Howard Senior Vice President, Program Office	2003 2002 2001	277,246 270,104 269,612	230,900 183,500 134,500		12,500 12,500 65,000	9,363 32,128 23,733

(1)
Amounts shown include cash compensation earned and received by the named executives as well as amounts earned but deferred at the election of those officers.

(2)
At December 31, 2003, Dr. Marlon held 204,680 restricted stock units with an aggregate market value of $5,618,466, and Mr. Collins held 39,708 restricted stock units with an aggregate market value of $1,089,985. Fifty percent of these restricted stock units vested on each of July 21, 2003 and January 21, 2004.

(3)
The numbers represent shares underlying options. No stock appreciation rights ("SARs") were granted or outstanding during the periods covered by the table.

(4)
Amounts in this column were contributed by the Company under the Profit Sharing/401(k) Plan and Trust (the "401(k) Plan"), a defined contribution retirement plan available to the Company's employees.

Stock Options

        The following table contains information concerning the grants of stock options to the named executives during fiscal year 2003:

OPTION/SAR GRANTS IN FISCAL YEAR 2003

						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Individual Grants(1)
	Number of Securities Underlying Options/SARs Granted(#)		% of Total Options/SARs Granted to Employees in 2003
Name				Exercise or Base Price ($/Share)	Expiration Date
						5%($)	10%($)
Anthony M. Marlon, M.D	82,500	(2)(4)	6.67	12.61	4/14/13	654,255	1,658,010
Frank E. Collins	47,500	(3)(4)	3.84	12.61	4/14/13	376,692	954,612
Jonathon W. Bunker	47,500	(3)(4)	3.84	12.61	4/14/13	376,692	954,612
Paul H. Palmer	47,500	(3)(4)	3.84	12.61	4/14/13	376,692	954,612
Laurence S. Howard	12,500	(3)(4)	1.01	12.61	4/14/13	99,130	251,214

(1)
All options were granted at an exercise price equal to the fair market value of the Company's Common Stock on the option grant date. The exercise price may be paid by the optionee in cash or, if permitted by the Stock Plan Committee or subcommittee, by surrender of unrestricted shares of the Company's Common Stock (at their fair market value on the date of exercise).

(2)
These options were granted on April 14, 2003, and vest and are exercisable at the rate of 33 1/3% per year starting with the first anniversary date of the grant and will expire not later than ten years after grant.

(3)
These options were granted on April 14, 2003, and vest and are exercisable at the rate of 25% per year starting with the first anniversary date of the grant and will expire not later than ten years after grant.

(4)
All awards were non-qualified stock options granted pursuant to the Company's 1995 Long-Term Incentive Plan. No stock appreciation rights were granted with the above awards. Upon a change in control of the Company, as defined in the 1995 Plan, the vesting of the options will be automatically accelerated; provided, however, that the Compensation Committee may exclude a change of control transaction from such acceleration and permit the option to continue to vest in accordance with its original terms. In addition, the options shown above will terminate and may no longer be exercised if the respective optionee ceases to be an employee or Director of the Company, except post-termination exercise periods are specified in the case of death, disability, or other involuntary termination other than termination for "cause." The options, together with a portion of the gains realized upon exercise of the options during a specified period, will be subject to forfeiture if the optionee engages in competition with the Company, misuses proprietary information of the Company, or fails to assist the Company in litigation. Cashless withholding to satisfy tax obligations may be permitted by the Compensation Committee.

Option Exercises and Holdings

        The following table provides information with respect to the named executives concerning the exercise of options during the fiscal year ended December 31, 2003 and unexercised options held as of December 31, 2003:

Aggregated Option/SAR Exercises in Fiscal Year 2003 and Year-End Option Values

			Number of Securities Underlying Unexercised Options/SARs at FY-End (#)	Value of Unexercised In-the-Money Options/SARs at FY-End ($)
Name	Shares Acquired on Exercise(#)	Value Realized($)	Exercisable/ Unexercisable(1)	Exercisable/ Unexercisable(1)(2)
Anthony M. Marlon, M.D.	336,000	5,884,824	396,772/286,000	8,443,468/5,666,000
Frank E. Collins	114,120	2,149,121	97,334/174,166	1,816,577/3,354,773
Jonathon W. Bunker	100,700	1,771,553	53,051/181,249	1,023,936/3,494,150
Paul H. Palmer	105,250	1,737,850	61,834/185,416	1,140,052/3,579,323
Laurence S. Howard	105,700	1,853,718	35,967/113,333	675,049/2,395,011

(1)
None of the options exercised in this table were issued with SARS.

(2)
Based on the closing price of the Common Stock on December 31, 2003, which was $27.45 minus the exercise price of the option.

Equity Compensation Plan Information

        The following table provides information as of December 31, 2003 regarding outstanding awards and shares remaining available for future issuance under the Company's compensation plans under which equity securities are authorized for issuance (excluding 401(k) plans and similar tax-qualified plans):

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options(1)	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans(2)
	(in thousands, except exercise price)
Equity compensation plans approved by security holders	1,634	$7.87	816	(3)
Equity compensation plans not approved by security holders(4)	3,919	9.77	1,396

Total	5,553	9.21	2,212

(1)
In addition, a total of 50,000 shares of common stock are subject to options assumed by the Company in connection with acquisitions, with a weighted-average exercise price of $11.33.

(2)
All of the shares available for future issuance include: (i) 1,773,000 shares under the 1995 Long-Term Incentive Plan, as amended and restated, issuable as restricted stock or as a bonus; (ii) 248,000 shares under the 1995 Non-Employee Directors' Stock Plan, as amended and restated, issuable in lieu of directors fees; and (iii) 191,000 shares under the Amended and Restated 1985 Employee Stock Purchase Plan, or ESPP, which may be sold directly to employees at a discount.

  Shares other than those under the ESPP may also be issued in connection with options, warrants and rights.

(3)
Includes 191,000 shares remaining available for future issuance under the ESPP of which 119,000 were issued in January 2004.

(4)
The 1995 Long-Term Incentive Plan, or Plan, was approved by stockholders in 1995, with additional shares authorized by stockholders in 1998. Subsequent amendments to the Plan by the Board of Directors reserved additional shares for the Plan, resulting in 3,734,000 shares in column (a) and 1,151,000 shares in column (c) at December 31, 2003. The Compensation Committee of the Board of Directors, which is permitted to delegate authority in limited circumstances, administers the Plan. The Plan authorizes grants of incentive and non-qualified stock options, stock appreciation rights, restricted stock, deferred stock, bonus stock (including in lieu of other payment obligations), dividend equivalents, and other stock-based awards. The Committee sets vesting and forfeiture terms of awards. To date, the Company has granted primarily options and deferred stock (designated as restricted stock units) under the Plan. Options must have an exercise price of at least 100% of the fair market value of the common stock on the grant date, and generally have a term not exceeding ten years. The exercise price may be paid in cash or by surrender of previously acquired shares. Restricted stock and restricted stock units granted under the Plan are generally to be settled only in shares, and are subject to a risk of forfeiture upon termination of employment for a specified period, except more favorable terms apply to termination due to death, disability and in other specified cases. The Plan provides that certain awards will become vested upon a change in control of the Company.

The 1995 Non-Employee Directors' Stock Plan, as amended and restated, was approved by stockholders in 1995. Subsequent amendments to the Plan by the Board of Directors reserved additional shares for the Plan, resulting in 185,000 shares in column (a) and 245,000 shares in column (c) at December 31, 2003. The Plan is administered by the Board of Directors. It authorizes the automatic grant of an option to purchase 10,000 shares to each newly elected non-employee Director and thereafter annually to each eligible non-employee Director. Options have an exercise price of 100% of the fair market value of the common stock on the grant date, and expire at the earlier of ten years after grant, one year after termination of service due to death, disability, or retirement, or six months after other terminations (subject to extension if death occurs during the post-termination exercise period). Options become exercisable 20% per year beginning one year after grant, subject to acceleration in the case of death or disability, at a specified date near an optionee's 78th birthday, or in connection with certain change of control transactions. Options may be exercised after termination only to the extent vested at termination, unless otherwise determined by the Board. The Plan also permits discretionary option grants by the Board, with vesting and forfeiture terms set by the Board. The exercise price may be paid in cash or by surrender of previously acquired shares. The Plan also permits Directors to elect to receive fees in the form of unrestricted shares of common stock or to defer fees in the form of deferred shares, with the number of such shares or deferred shares calculated by dividing the replaced or deferred fees by the then-fair market value of a share of common stock.

Employment Contracts and Termination of Employment and Change of Control Arrangements

        The term of employment covered by employment agreements is five years for the Chief Executive Officer ("CEO"), and ranges from two to five years for other executive officers. Under the agreements, an executive may voluntarily terminate employment upon 60 days' notice. The Company may terminate an executive's employment, with or without cause, in accordance with the Company's usual policies and procedures. The agreements provide that, in the event of a termination by the Company without cause, a severance payment will be paid in the amount of 24 months' salary to the Chief Executive Officer, and amounts up to 18 months' salary to other executives. In addition, in the case of any termination of employment other than for cause, the Company will generally provide health care benefits for a period equal to the length of the executive's service or until the executive is eligible for Medicare, whichever occurs first. The agreements provide that, for senior executives, a disability must continue for a specified period of time, up to a maximum of 12 months, before the Company may terminate an executive's employment. In the event of a change in control of the Company, the Chief Executive Officer will be entitled to terminate employment and receive a payment equal to four times his salary and target annual incentive. For executives other than the Chief Executive Officer, if a change in control is not approved by the Board of Directors, or if a change in control is approved by the Board but, within two years after the change in control, the executive is terminated without cause, demoted, provided reduced compensation or required to relocate, the executive will be entitled to receive a payment equal to a multiple of salary and target annual incentive compensation. Such multiple will be approximately three in the case of senior executives, and lower multiples for less senior executives. In addition, if "golden parachute" excise taxes apply to compensation paid by the Company, the Company will provide a gross-up payment sufficient to cause the after-tax value of the compensation and the gross-up payment to the executive to be the same as if no such excise tax had applied. The employment agreements contemplate annual adjustments in compensation based on job duties, performance goals and objectives, and other reasonable standards deemed appropriate by the Committee. The agreements restrict each executive's use and disclosure of confidential information, interference with the Company's business relationships and competition with the Company, including an agreement that, for a one-year period following any termination of employment, the executive is prohibited from working for any competitor which operates in Nevada.

        As described in footnote 4 to the table entitled Option/SAR Grants In Fiscal Year 2003, the exercisability of options granted to named executives is accelerated in the event of certain changes in control of the Company.

Supplemental Executive Retirement Plan

        The following table shows the approximate amounts of annual retirement income that would be payable under the Supplemental Executive Retirement Plan (the "Supplemental Plan"), to executives covered by it based on various assumptions as to final average compensation and years of service, assuming benefits are paid out over 15 years:

	Estimated Annual Benefits Based on Credited Years of Service of
Final Average Compensation
	5 Years	10 Years	15 Years	20 Years	30 Years
$200,000	$34,875	$69,750	$104,625	$139,500	$139,500
400,000	67,500	135,000	202,500	270,000	270,000
600,000	101,250	202,500	303,750	405,000	405,000
900,000	151,875	303,750	455,625	607,500	607,500
1,200,000	195,750	391,500	587,250	783,000	783,000
1,800,000	293,625	587,250	880,875	1,174,500	1,174,500
2,400,000	391,500	783,000	1,174,500	1,566,000	1,566,000
2,800,000	456,750	913,500	1,370,250	1,827,000	1,827,000
3,200,000	522,000	1,044,000	1,566,000	2,088,000	2,088,000

        Final average compensation generally means the average of the three highest years of compensation out of the last five years, with compensation being generally the amounts reported as salary and bonus in the Summary Compensation Table.

        The Company's Supplemental Plan provides retirement benefits for selected executive officers. Under the Supplemental Plan, each executive selected for participation generally will be entitled to receive annual payments, following retirement, disability, or certain other terminations of employment, for a 15-year period, equal to 3.75% of his or her "final average compensation" (as defined) for each year of service credited to the executive up to 20 years, reduced by an amount equal to the annualized payout over a 15-year period that would be payable to the executive as a result of Company contributions under the 401(k) Plan and the Deferred Compensation Plan, but not reduced for social security payments or other offsets. An executive's right to benefits under the Supplemental Plan vests when five years of service have been credited or earlier upon the executive's death or disability or upon occurrence of a change in control (defined in the same way as under other compensatory plans). Upon the death of the executive, benefits will be payable for the 15-year period to the executive's beneficiary. Benefits will begin after retirement at or after age 65, a termination at or after age 55 if the executive has ten years of credited service, or a termination due to disability. In the case of other terminations (except a termination for "cause," as defined) prior to a change in control, benefits will begin at the later of termination or the date the executive would have completed ten years of service but for the termination.

        Each of the executives named in the Summary Compensation Table above have been selected for participation in the Supplemental Plan. The credited years of service for such named executives are as follows: Dr. Marlon, 20 years; Mr. Collins, 20 years; Mr. Bunker, 15 years; Mr. Palmer, 14 years; and Mr. Howard, 20 years. An additional year of service will be credited in the event of a termination within six years after a change in control, and the year of service for the year of the change in control will be deemed completed at the time of the change in control. An executive's or beneficiary's benefits are payable in a lump sum in certain circumstances, including following a change in control.

        Other executives of the Company participate in the Supplemental Plan. In addition, there are other executives who participate in the Company's Supplemental Executive Retirement Plan II ("Plan II"). The terms of Plan II are substantially the same as those of the Supplemental Plan except that annual benefits are calculated at a rate reduced by one-third from the level of benefits under the Supplemental Plan. Thus, the amounts of annual retirement income shown in the above table, reduced by one-third, represent the estimated benefits generally available under Plan II.

Compensation Committee and Stock Plan Committee Interlocks and Insider Participation

        The members of the Compensation Committee, each of whom is a non-employee Director, are Messrs. Greene, Hartley, Luce, Raggio, Ruthe and Watson. The members of the Compensation subcommittee are Messrs. Greene, Hartley, Luce, Ruthe and Watson.

        Mr. Raggio, who is not a member of the subcommittee, is a stockholder of Jones-Vargas, a Nevada law firm which during 2003 rendered legal services to the Company for which it was paid approximately $25,000.

Director Compensation

        Directors who are not officers or employees of the Company are paid $24,000 per annum, plus a $1,000 meeting fee for the first 2 hours, and $500 for each additional hour, for meetings attended. Directors are also paid $1,000 for attendance at each of the Compensation Committee and Nominating and Governance Committee meetings. The members of the Audit Committee are paid $1,000 for the first hour and $500 for each additional hour for attendance at Audit Committee meetings. This policy applies to Messrs. Greene, Hartley, Luce, Raggio, Ruthe and Watson.

        The 1995 Non-Employee Directors' Stock Plan, as amended (the "Directors' Plan"), provides for an automatic grant to each non-employee Director of an option to purchase 10,000 shares of Common Stock. Such grants are made automatically on the date on which a person is first elected to the Board of Directors and on each January 20 thereafter (unless the initial grant occurred within four months prior to such date). The options' exercise price per share is equal to the fair market value of a share on the date of grant. Such options become exercisable (i) as to 20% of the underlying shares on each of the first five anniversaries of the date of grant, (ii) at the date six months prior to the expiration of a Director's term, if such Director continues to serve through such date and will reach age 78 before the expiration of the term, or (iii) immediately (a) if the Director ceases to serve due to death or disability, or (b) upon a change in control more than six months after grant. The options expire at the earliest of (i) ten years after grant, (ii) one year after the optionee ceases to serve as a Director due to death, disability or retirement or (iii) six months after the optionee ceases to serve as a Director for any other reason (the post-termination period is extended for up to one year if the optionee dies during such period). Options not exercisable at or before the time a Director ceases to be a Director are canceled. The Directors' Plan also permits a non-employee Director to elect to forego cash fees that are otherwise payable and receive instead the equivalent value in shares of Common Stock or credits of "deferred stock" that will be settled at a future date by issuance of Common Stock.

        Ms. MacDonald is a non-officer employee of the Company and, therefore, is not compensated separately for her service as a Director. Until February 2001, she served as President and Chief Operating Officer of the Company, at which time she assumed part-time duties in the capacity of Chief of Staff. She is compensated under the terms of a five-year employment agreement that provides for base salary, currently at the rate of $231,227 per year, with eligibility for an annual incentive payment, the target level of which is equal to 100% of salary, subject to the Company meeting a specified earnings per share target. Because the Company's earnings per share goals were exceeded by over 60%, and in view of other financial performance achieved by the Company, the Committee recommended that an annual incentive award be made to Ms. MacDonald for the year 2003, in the amount of $438,600, which was approximately 192% of her potential target annual incentive award. In addition, the Committee authorized project bonus payments in the aggregate amount of $120,000 to Ms. MacDonald in connection with her successful work on two Company projects. The approximate value of Ms. MacDonald's perquisites in 2003 was $14,000. Other terms of her employment agreement are similar to those of senior executives described above, including participation in compensatory plans for executives and employees and severance benefits relating to her current position, except that severance payable in connection with a change in control not approved by the Board of Directors or a termination by the Company not for cause or by means of a constructive termination following an approved change in control will equal four times base salary and target annual incentive compensation as in effect in January 2001 under the employment agreement governing her former service as President and Chief Operating Officer.

        During 2003, Mr. Ruthe also received $9,000 as Director's fees for his service as Chairman of the Board of HPN.

Certain Relationships and Related Transactions

        For information concerning Certain Related Transactions with respect to Mr. Raggio, please refer to "Compensation Committee and Stock Plan Committee Interlocks and Insider Participation."

        The Board of Directors authorized the Company to make certain personal loans to Dr. Marlon, our Chairman of the Board and Chief Executive Officer, prior to July 30, 2002. During 2003, the largest aggregate principal amount outstanding of these borrowings and accrued interest was approximately $4.3 million. During 2003, Dr. Marlon paid the entire outstanding balance including accrued interest.

        Dr. Marlon's adult daughter, Jeannine A. Zeller, is an employee of the company, serving as Director, Health Services, of Sierra Military Health Services, Inc. During 2003, she earned an aggregate annual compensation of $136,238, and was granted 5,000 options exercisable at $12.61 (the fair market value of shares at the date of grant). Dr. Marlon's adult son, Robert Marlon, is an employee of the Company, serving as Project Manager, Customer Service Operations. During 2003, he earned an aggregate annual compensation of $74,844 and was granted 150 options exercisable at $12.21 (the fair market value of shares at the date of grant).

        On February 11, 2004, the Company purchased 500,000 shares of Common Stock from the AMM & RM Family Limited Partnership (the "ARFLP") for an aggregate purchase price of $16,000,000. Dr. Marlon, Chairman of the Board and Chief Executive Officer and President of the Company, and his spouse and a trust for the benefit of Jeannine A. Zeller, his daughter, are general and/or limited partners in ARFLP. The Company's purchase of shares was part of its previously announced program to repurchase 3 million shares of Common Stock, and was not initiated by Dr. Marlon or ARFLP. The Board of Directors approved the Company's purchase of shares in this transaction in advance, including the purchase price of $32.00 per share. The closing sale price of the Common Stock on February 11, 2004 was $32.35.

ITEM NO. 2.—AMENDMENT OF THE COMPANY'S EMPLOYEE STOCK PURCHASE PLAN, FOR THE PURPOSE OF INCREASING BY 900,000 THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE TO PARTICIPANTS

Approval of Amendment to the Employee Stock Purchase Plan

        Stockholders will be asked to approve an amendment to the Sierra Health Services, Inc. Amended and Restated 1985 Employee Stock Purchase Plan (the "Plan") at the Annual Meeting. The amendment will increase the number of shares of Common Stock that may be sold to employees under the Plan by 900,000 shares. If stockholders approve the amendment, approximately 972,000 shares, or 3.6% of the currently outstanding class of Common Stock, will be available for future issuance under the Plan.

        The Plan is a stock purchase plan which provides employees with the opportunity to purchase the Common Stock at a discount through payroll deductions and other contributions. Originally adopted in 1985, the Plan meets the requirements of Section 423 of the Internal Revenue Code, providing participants with tax advantages in buying and holding shares. The Board of Directors believes that the Plan provides a benefit that helps the Company compete for talented employees and, by promoting employee ownership of Company shares, provides an incentive to excellent performance, to the benefit of both the employee and the Company.

        If an employee elects to participate in the Plan, he or she makes contributions during six-month purchase periods, which run from January through June and from July through December each year. On the last business day of June and December, the full amount of the employee's contributions are used to purchase Common Stock at a price per share equal to 85% of the fair market value of a share at the beginning of the purchase period or 85% of the fair market value of a share at the Exercise Date, whichever is less (the "Discounted Purchase Price").

Summary of Terms of the Plan

        The following summary describes the material terms of the Plan.

        Participation in the Plan is voluntary and open to all employees of the Company and its subsidiaries who work more than 20 hours per week and for more than five months per year, except that any employee who owns five percent or more of the total combined voting power or value of all outstanding shares of all classes of securities of the Company or any subsidiary (determined under IRS regulations) may not participate. Currently, approximately 3,500 employees are eligible to participate in the Plan, of which approximately 1,450 are currently participating. An eligible employee enrolls in the Plan by authorizing the Company to deduct between 1% and 5% of his or her compensation during a purchase period. In a given purchase period, if authorized by the Board, an employee may be permitted to make a separate contribution of up to a specified dollar limit (currently $5,000) before a pre-set deadline. This separate contribution limit can be revised by the Board from time to time, subject to Plan limits. In accordance with Section 423 of the Code, a participant may not purchase Plan shares in any one calendar year having an aggregate fair market value of more than $25,000. Fair market value for this purpose is measured at the beginning of each purchase period.

        At the end of the purchase period, the participant's contributions are used to purchase shares from the Company at the Discounted Purchase Price. Cash contributions do not earn interest pending investment. The shares purchased are held for the participant in a brokerage account at a brokerage firm selected by the Company to help administer the Plan. No restrictions apply to the shares purchased by a participant, and each participant is entitled to vote shares held for his or her account. Thus, a participant may direct the brokerage firm to sell his or her Plan shares.

        A participant may reduce the rate of his or her payroll contributions during a purchase period, but may only increase this payroll contribution rate at the beginning of a purchase period. A participant may also withdraw from participation in the Plan during a purchase period, in which case payroll contributions cease and prior payroll contributions are refunded to the participant. Withdrawal from the Plan automatically occurs upon termination of employment. Participants' rights under the Plan are nontransferable except pursuant to the laws of descent and distribution.

        The Compensation Committee of the Board of Directors administers the Plan. The number of shares reserved under the Plan and the purchase price for a given purchase period are subject to appropriate adjustment by the Committee, with the approval of the Board, to reflect stock splits, stock dividends, other capital adjustments, other changes in the number of outstanding shares without receipt of consideration by the Company, or other extraordinary corporate events. Shares purchased from the Company will be either authorized but unissued shares or treasury shares. Costs and expenses in connection with the Plan are paid by the Company, except for commissions payable by a participant who sells shares and certain other fees imposed by the brokerage firm for specified services provided to a participant.

        The Board of Directors may amend, discontinue, or terminate the Plan without further stockholder approval, except stockholder approval must be obtained if an amendment would increase the number of shares reserved for the Plan, reduce the purchase price payable under the Plan, or broaden eligibility to participate in the Plan. Thus, stockholder approval will not necessarily be required for amendments which might increase the cost of the Plan, such as an amendment to increase the permitted level of participant contributions. The Plan will terminate on December 31, 2014 (if the proposed amendment is approved by stockholders), or earlier if so determined by the Board, if shares reserved under the Plan are exhausted, or if the Company is dissolved or is not the surviving or resulting corporation in any corporate reorganization.

        On March 31, 2004, the last reported sale price of the Company's Common Stock in consolidated trading of New York Stock Exchange-listed securities was $36.40 per share. Because employees have the discretion to elect their level of participation in the Plan, future awards under the Plan are not determinable.

Federal Income Tax Consequences

        The Company believes that under present law the following Federal income tax consequences would generally result under the Plan. Rights to purchase shares under the Plan are intended to constitute "options" issued pursuant to an "employee stock purchase plan" within the meaning of Section 423 of the Code:

  (1)
  A participant's payroll contributions are "after-tax" amounts, meaning they are taxable as ordinary income to the participant at the payroll date. Separate contributions also are

    "after-tax" amounts. Otherwise, no taxable income results to the participant upon the grant of a right to purchase or upon the purchase of shares for his or her account under the Plan.

  (2)
  If the participant disposes of shares purchased in an offering period less than two years after the first day of the offering period, the participant will realize ordinary income in an amount equal to the fair market value of the shares on the date of purchase minus the amount of the participant's payroll contributions or separate contributions used to purchase the shares.

  (3)
  If the participant holds Plan shares for at least two years after the first day of the offering period, upon disposition of the shares the participant will realize ordinary income in an amount equal to the lesser of (i) the fair market value of the shares on the first day of the offering period minus the amount of the participant's contributions used to purchase the shares or (ii) the fair market value of the shares on the date of disposition minus the amount of the participant's contributions used to purchase the shares.

  (4)
  In addition, the participant will realize a long-term or short-term capital gain or loss, as the case may be, in an amount equal to the difference between the amount realized upon any sale of the Common Stock and the participant's "tax basis" in the Common Stock. This "tax basis" will be the purchase price plus the amount, if any, taxed to the participant as ordinary income, as described above.

  (5)
  If the statutory holding period described in (2) and (3) above is satisfied, the Company will not receive any deduction for federal income tax purposes with respect to any discount in the sale price of the Common Stock to the participant. If the statutory holding period is not satisfied, the Company generally should be entitled to a tax deduction equal to the amount taxed to the participant as ordinary income.

        This is only a general description of the application of federal income tax laws to the Plan, provided for the information of stockholders considering their vote on the proposal. The summary does not address the effects of other federal taxes or taxes imposed under state, local or foreign tax laws. Because of the complexities of the tax laws, a Plan participant should consult a tax advisor as to his or her individual circumstances.

        The amendment to the Plan will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast in opposition to the proposal.

        The Board of Directors unanimously recommends a vote FOR approval of the amendment to the Employee Stock Purchase Plan.

ITEM NO. 3—RATIFICATION OF APPOINTMENT OF AUDITORS

Appointment of Auditors

        The Audit Committee of the Board of Directors has appointed the firm of Deloitte & Touche LLP, independent certified public accountants, as auditors of the Company for the year ending December 31, 2004. Although not required to do so, the Board has determined that it would be desirable to request ratification of this appointment by the holders of Common Stock of the Company. If such ratification is not received, the Audit Committee will reconsider the appointment. Representatives of Deloitte & Touche LLP are expected to be present at the 2004 Annual Meeting. They will have the opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions from stockholders.

        The Audit Committee of the Board of Directors considers Deloitte & Touche LLP to be well-qualified and the Board unanimously recommends that the stockholders vote FOR ratification.

COMPLIANCE WITH SECTION 16 OF THE SECURITIES EXCHANGE ACT OF 1934

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's Directors and executive officers and persons who beneficially own more than 10% of the Company's outstanding Common Stock, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of Common Stock and other equity securities of the Company on Forms 3, 4 and 5, and to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, the Company's Directors and executive officers complied with all Section 16(a) reporting requirements in a timely fashion during the fiscal year ended December 31, 2003.

OTHER MATTERS

        On the date 45 days before the anniversary of the mailing date of the Company's proxy statement for the 2003 Annual Meeting of Stockholders, the Company had not received notice of any proposal to be submitted by a stockholder for a vote at the 2004 Annual Meeting or notice invoking cumulative voting as to which the persons voting the proxies would exercise discretionary authority. If, however, any further business should properly come before the 2004 Annual Meeting, the proxy holders named on the accompanying proxy card, or their substitutes, will vote on such business in accordance with their best judgment.

PROPOSALS OF STOCKHOLDERS

        Any proposal that a stockholder intends to present at the 2005 Annual Meeting of Stockholders of the Company, expected to be held in May 2005, must be received by the Secretary of the Company at its principal executive offices (2724 North Tenaya Way, P.O. Box 15645, Las Vegas, Nevada 89114-5645) no later than December 20, 2004, for inclusion in the Company's Proxy Statement and proxy for that meeting and must be otherwise in compliance with applicable SEC regulations. If a stockholder intends to present a proposal at the next Annual Meeting of Stockholders of the Company but does not seek to have the proposal included in the Company's Proxy Statement and proxy, for purposes of the SEC regulations, notice must be received by the Company at its principal executive offices no later than March 5, 2005. Use of certified mail is suggested.

ANNUAL REPORT TO STOCKHOLDERS

        The Company's 2003 Annual Report to Stockholders, which includes financial statements for the fiscal year ended December 31, 2003, accompanies this Proxy Statement. The Annual Report does not constitute a part of the proxy materials.

        It is important that proxies be returned promptly. Therefore, stockholders are urged to fill in, date, sign and return the enclosed proxy card in the enclosed postage-paid envelope.

By Order of the Board of Directors,
Frank E. Collins Secretary
Dated: April 16, 2004

EXHIBIT A

Audit Committee Charter

The purpose of this Charter is to set forth the composition, duties and responsibilities of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of Sierra Health Services, Inc. (the "Company").

I.
Committee Purpose

  The Committee is appointed by the Board to assist the Board in fulfilling its responsibilities. The Committee's primary duties and responsibilities are to:

    •
    Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

    •
    Monitor the independence and performance of the Company's independent auditors and internal auditing department.

    •
    Foster open communication by meeting periodically and separately as needed with the independent auditors, management, the internal auditing department and the Board.

  The Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

  Although the Committee has the powers and responsibilities set forth in this Charter, the role of the Committee is oversight. The members of the Committee are not full-time employees of the Company and may or may not be accountants or auditors by profession or experts in the fields of accounting or auditing and, in any event, do not serve in such capacity. Consequently, it is not the duty of the Committee to conduct audits, to independently verify management's representations, or to determine that the Company's financial statements are complete and accurate, prepared in accordance with generally accepted accounting principles ("GAAP"), or fairly present the financial condition, results of operations, and cash flows of the Company in accordance with GAAP. These are the responsibilities of management or the independent auditors. The Committee's considerations and discussions with management and the independent auditors do not assure that the Company's financial statements are presented in accordance with GAAP, that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, or that the Company's independent auditors are in fact "independent."

II.
Committee Composition

  The Committee shall be comprised solely of three or more of the Directors of the Company, each of whom shall be an independent Director within the meaning of the applicable rules of the Securities and Exchange Commission ("SEC") and the listing standards of the New York Stock Exchange, and shall be free from any material relationship with the Company. The members shall be appointed by the Board of Directors annually. The Chair shall be selected by the members of the Committee. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

III.
Meeting Schedule

  The Committee shall meet as often as it may deem necessary and appropriate in its judgment, but in no event fewer than four times per year. A majority of the members shall constitute a quorum. The Chair may call special meetings as circumstances require. In the absence of the Chair, the members of the Audit Committee may designate a chair for the meeting by vote of a majority of the members present.

  The Committee shall meet with the independent auditors, the senior personnel performing the Company's internal audit function, and management in separate meetings, as often as it deems necessary.

IV.
Committee Responsibilities and Duties

A.
Review Procedures

    The Committee shall:

      1.
      Review and discuss with management and the independent auditors the Company's financial statements to be included in the Company's annual and quarterly reports and the accompanying disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," and other financial disclosures in such reports, prior to the filing of such Reports with the SEC.

      2.
      Recommend to the Board whether the audited financial statements should be included in the Company's Annual Report on Form 10-K.

      3.
      In consultation with management, the independent auditors and the internal auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors and the internal auditing department together with management's responses.

      4.
      Oversee the Company's disclosure controls and procedures, including applicable internal controls and procedures for financial reporting, and internal controls relating to the authorization of transactions and the safeguarding of assets, and, where applicable, shall oversee the correction of internal controls by management to address any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees that are reported to the Committee. In addition, the Committee shall review and discuss the annual internal control report of management and the independent auditors' report on, and attestation to, management's evaluation of internal controls for financial reporting, when those reports are required by SEC rules.

      5.
      Review with financial management and the independent auditors the types of information to be disclosed and the type of presentation to be made for both the Company's earnings press releases and the earnings guidance provided to analysts and rating agencies.

      6.
      The Committee shall review management's report on internal controls and the independent auditors' attestation on management's assertions as required by Section 404 of the Sarbanes-Oxley Act.

      7.
      Review and assess the adequacy of this Charter at least annually.

  B.
  Independent Auditors

  The Committee shall:

    1.
    Have sole authority to retain, set compensation and retention terms for, terminate, oversee, and evaluate the work of the Company's independent auditors. The independent auditors shall report directly to the Committee. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditors.

    2.
    Review and approve in advance the retention of the independent auditors for the performance of all audit and lawfully permitted non-audit services. The Chair of the Committee, or in the absence of the Chair any member of the Committee designated by the Chair, shall have authority to approve in advance any lawfully permitted non-audit services. Approval of lawfully permitted non-audit services may be pursuant to appropriate policies and procedures established by the Committee for the pre-approval of such services. Any non-audit services that are not approved by the Committee shall be reported to the full Committee at its next regularly scheduled meeting.

    3.
    At least annually, obtain and review a report by the independent auditors describing: (i) the independent auditors' internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities or a private sector regulatory board, within the preceding five years, respecting one or more independent audits performed by the firm, and any steps taken to deal with any such issues; and (iii) in order to assess the firm's independence, all relationships between the firm and the Company.

    4.
    Review periodically any reports prepared by the independent auditors and provided to the Committee relating to significant financial reporting issues and judgments including, among other things, the Company's selection, application, and disclosure of critical accounting policies and practices, all alternative treatments, assumptions, estimates or methods that have been discussed with management, including the ramifications of such treatments and the treatment preferred by the independent auditors, and any other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences.

    5.
    Review the independent auditors' audit plan—discuss scope, staffing locations, reliance upon management, and internal audit, and the general audit approach.

    6.
    Prior to the announcement of the Company's year-end earnings, discuss the results of the audit with the independent auditors, including any audit problems or difficulties, such as any restrictions on the scope of the independent auditors' activities or on access to requested information, and management's response thereto. Discuss with the independent auditors any other matters required to be brought to the Committee's attention under applicable auditing standards (e.g., SAS 61 and Independent Standards Board No. 1) and resolve any disagreements between the independent auditors and management.

    7.
    Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

  C.
  Management Letter

    The Committee shall review the independent auditors' annual letter to management regarding any weaknesses in internal controls and constructive service suggestions for improvements in financial or operating matters. The Committee shall require management to prepare a response to such letter for review by the Committee.

  D.
  Internal Audit Department and Legal Compliance

  1.
  The Committee shall:

  (a)
  Review the budget, plan, changes in plan, activities, organizational structure, and qualifications of the internal audit department, as needed.

  (b)
  Review the appointment, performance, and replacement of the senior internal audit executive.

  (c)
  Review significant reports prepared by the internal audit department together with management's response and follow-up to these reports.

  (d)
  On at least an annual basis, review with the Company's counsel, any legal matters that could have a significant impact on the Company's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

  2.
  The Assistant Vice President, Internal Audit shall report to the Audit Committee functionally and to the Chief of Staff administratively.

  E.
  Other Committee Responsibilities

    The Committee shall:

      1.
      Approve procedures for the approval of all related-party transactions involving the Company's executive officers and directors.

      2.
      Review periodically the Company's Code of Business Conduct and Ethics and shall have the sole authority to grant waivers of the Company's Code of Business Conduct and Ethics to the Company's Directors and executive officers.

      3.
      Establish procedures for (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and (ii) the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

      4.
      Annually prepare a report to stockholders as required by the SEC's rules and regulations. The report should be included in the Company's annual proxy statement.

      5.
      Maintain minutes of meetings and periodically report to the Board on significant results of the foregoing activities. The minutes of all meetings should be available to the Board.

      6.
      Perform any other activities consistent with this Charter, the Company's By-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

This Audit Committee Charter is hereby reviewed and ratified on the 21st day of October 2003.

ANNUAL MEETING OF STOCKHOLDERS

Thursday, May 20, 2004

10:00 a.m.

CHAIRMAN'S AUDITORIUM AT THE
SIERRA HEALTH SERVICES CORPORATE COMPLEX
2716 North Tenaya Way
Las Vegas, Nevada 89128

proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 20, 2004.

The shares of stock you hold in your account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted "FOR" Items 1, 2 and 3.

By signing the proxy, you revoke all prior proxies and appoint Anthony M. Marlon, M.D. and Thomas Y. Hartley, or either of them acting singly in the absence of the other, with full power of substitution, the Proxies of the undersigned to represent the undersigned and vote all of the shares of said Common Stock held of record by the undersigned at April 1, 2004, or which the undersigned otherwise would be entitled to vote at the Annual Meeting of Stockholders of the Company to be held May 20, 2004 and at any adjournments or postponements thereof.

See reverse for voting instructions.

V    Please detach here    V

The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.

1.	Election of directors: Two year terms:	01 Albert L. Greene 02 Erin E. MacDonald	03 William J. Raggio 04 Charles L. Ruthe	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees
(Instructions: To withhold authority to vote for any indicated nominee, write the number of the withheld nominee(s) in the box provided to the right.)

2.	To amend the Company's Employee Stock Purchase Plan to increase by 900,000 the number of shares of Common Stock reserved for issuance to participants.	☐ For	☐ Against	☐ Abstain

3.	To ratify the appointment of Deloitte & Touche LLP as the Company's auditors for 2004.	☐ For	☐ Against	☐ Abstain

4.	To transact such other business as may properly come before the meeting or any adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ITEMS 1, 2 AND 3.

Address Change? Mark Box ☐ Indicate changes below:	Date

Signature(s) in Box
Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons must sign. Trustees, adminis-trators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

QuickLinks

IMPORTANT
VOTING OF PROXY; REVOCATION
EXPENSES OF SOLICITATION
VOTING SECURITIES
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
  ITEM NO. 1—ELECTION OF DIRECTORS
NOMINEES FOR ELECTION AS DIRECTORS
CONTINUING DIRECTORS WHOSE TERMS EXPIRE AT THE 2005 ANNUAL MEETING
EXECUTIVE OFFICERS OF THE COMPANY
CORPORATE GOVERNANCE
COMPARATIVE STOCK PRICE PERFORMANCE
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN* AMONG SIERRA HEALTH SERVICES, INC., THE S&P 500 INDEX AND A PEER GROUP
SUMMARY COMPENSATION TABLE
OPTION/SAR GRANTS IN FISCAL YEAR 2003
Aggregated Option/SAR Exercises in Fiscal Year 2003 and Year-End Option Values
Equity Compensation Plan Information
  ITEM NO. 2.—AMENDMENT OF THE COMPANY'S EMPLOYEE STOCK PURCHASE PLAN, FOR THE PURPOSE OF INCREASING BY 900,000 THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE TO PARTICIPANTS
  ITEM NO. 3—RATIFICATION OF APPOINTMENT OF AUDITORS
COMPLIANCE WITH SECTION 16 OF THE SECURITIES EXCHANGE ACT OF 1934
OTHER MATTERS
PROPOSALS OF STOCKHOLDERS
ANNUAL REPORT TO STOCKHOLDERS
  EXHIBIT A
Audit Committee Charter